Exhibit 99.86

Village Farms International Announces Appointment of Pure Sunfarms President and CEO

– Mandesh Dosanjh Brings Extensive Consumer Products Experience with

Recent Cannabis Focus at Liquor Control Board of Ontario –

VANCOUVER, August 21, 2018 – Village Farms International, Inc. (“Village Farms” or the “Company”) (TSX:VFF) (OTC: VFFIF) and Emerald Health Therapeutics, Inc. (TSXV:EMH; OTCQX:EMHTF) (“Emerald”) today announced that Mandesh Dosanjh has been appointed President and Chief Executive Officer of Pure Sunfarms Corp., their 50/50 owned cannabis joint venture, effective on or before October 1, 2018. Mr. Dosanjh joins Pure Sunfarms from his position as Senior Vice President, Supply Chain and Wholesale, at the Liquor Control Board of Ontario (LCBO), where he led LCBO’s supply chain division, and developed and managed its supply chain and wholesale strategy as the LCBO prepared for the legalization of adult-use cannabis.

Mr. Dosanjh commented, “Over the past two years at the LCBO, I became immersed in the Canadian cannabis industry and gained an in-depth knowledge and understanding of its many suppliers. Pure Sunfarms truly stands out in the industry for both the experience and expertise of its team, and the quality of its growing operations, strongly positioning it for leadership in the adult-use market,” said Mr. Dosanjh. “I look forward to the opportunity to leverage my in-depth knowledge of the Canadian cannabis product landscape, as well as my many years managing consumer packaged goods supply chains, to drive the success of Pure Sunfarms as a fully integrated cannabis products business.”

“Mr. Dosanjh will be a tremendous asset to Pure Sunfarms as it moves aggressively to become a vertically integrated cannabis products supplier,” said Michael DeGiglio, CEO, Village Farms. “His deep experience in wholesale distribution and supply for large retailers, and intricate understanding of wholesale distribution in the Canadian cannabis industry, will provide Pure Sunfarms with a significant advantage in the development of its product and distribution strategy, as well as its brand and competitive positioning in the Canadian marketplace. In all respects, we are building this company the right way to drive sustainable value for the long term.”

“Mr. Dosanjh comes to Pure Sunfarms from a unique vantage point in the Canadian cannabis industry, and we expect his insights and relationships to be invaluable in growing the business,” said Mr. Chris Wagner, CEO, Emerald Health Therapeutics. “His broad experience will also be instrumental in driving efficiencies that will benefit bottom line profit.”

Mr. Dosanjh is a seasoned supply chain executive with diverse industry experience. He has extensive experience planning and executing e-commerce, ERP, and logistics strategies focused on effectively and efficiently expanding business operations. His roles leading supply chains have provided him the opportunity to work closely with operations, quality control, IT, regulators, sales and marketing teams. As Senior Vice President, Supply Chain and Wholesale at LCBO, Mr. Dosanjh reported to the President and CEO. He was a member of the LCBO’s Executive Steering Committee for Cannabis, which provided guidance to the LCBO board of directors and Ontario government. Previously, Mr. Dosanjh held increasingly senior executive-level supply and distribution positions with a number of leading retailers, including Longo Brothers, Target Canada, Aritzia and Loblaw Companies.

About Village Farms International, Inc.

Village Farms International, Inc. is one of the largest and longest-operating vertically integrated greenhouse growers in North America and the only publicly traded greenhouse produce company in Canada. With more than 750 years of accumulated master grower experience coupled with advanced proprietary technology and environmentally sustainable growing practices, Village Farms is highly resource efficient. Village Farms produces and distributes fresh, premium-quality produce with consistency 365-days a year to national grocers in the U.S. and Canada from its large-scale Controlled Environment Agriculture (CEA) greenhouses in British Columbia and Texas, as well as from its partner greenhouses in BC, Ontario, and Mexico.

About Emerald Health Therapeutics, Inc.

Emerald Health Therapeutics (TSXV: EMH; OTCQX: EMHTF; Frankfurt: TBD) is licensed in Canada to produce and sell dried cannabis and cannabis oil for medical purposes. Emerald is preparing to serve the fully legalized Canadian adult-use cannabis market starting October 17, 2018. Emerald owns 50% of Pure Sunfarms, which is converting a licensed existing 1.1 million square foot greenhouse in Delta, BC and is now in commercial production. It owns Agro-Biotech, a Québec-based licensed cannabis grower with a 75,000 square foot indoor facility and is planning to add a 500,000 square foot greenhouse in Metro Vancouver. Emerald’s team is highly experienced in life sciences, product development, large-scale agri-business, and marketing, and is focused on developing value-added cannabis-based products with potential wellness and medical benefits. Emerald is part of the Emerald Health group, which is broadly focused on developing pharmaceutical, botanical, and nutraceutical products that may provide wellness and medical benefits by interacting with the human body’s endocannabinoid system.

Cautionary Language

Certain statements contained in this press release constitute forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). Forward-looking statements may relate to the Company’s future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, Pure Sunfarms, the greenhouse vegetable industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”,

“estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. Some of the specific forward-looking statements in this press release include, but are not limited to, statements with respect to closing of the Offering and the intended use of proceeds therefrom.

Although the forward-looking statements contained in this press release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, that may cause the Company’s or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company’s filings with securities regulators, including as detailed in the Company’s annual information form and management’s discussion and analysis for the year-ended December 31, 2017.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this press release only relate to events or information as of the date on which the statements are made in this press release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Village Farms International, Inc.

View original content: http://www.newswire.ca/en/releases/archive/August2018/21/c6877.html

%SEDAR: 00029410E

For further information: Lawrence Chamberlain, Investor Relations, LodeRock Advisors, (416) 519-4196, lawrence.chamberlain@loderockadvisors.com

CO: Village Farms International, Inc.

CNW 07:00e 21-AUG-18